Exhibit 99.1

Mimecast Announces CFO search as Peter Campbell will step down following a Transition Period

Lexington, MA – September 5, 2018 (GLOBE NEWSWIRE) Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced that it will begin a search for a new Chief Financial Officer as Peter Campbell, Mimecast’s CFO, has informed the Company of his intention to step down after a seven-month transition period. Mr. Campbell will continue as CFO through March 31, 2019, while a search for his successor is conducted.

“Peter has been an exceptional leader at Mimecast for the last 12 years, overseeing the company in its early years, leading the company’s global expansion, and guiding the company through its initial public offering and life as a public company. He built a world-class, global finance organization, and played a critical role in developing and executing the company’s growth strategy,” said Peter Bauer, CEO and co-founder, Mimecast. “We thank him for his countless contributions and his assistance throughout the upcoming transition process.”

Campbell led the company through an extended period of growth, joining Mimecast in 2006 when annual revenue was approximately $300,000. In the fiscal year ended March 31, 2018, Mimecast reported revenue of approximately $262 million.

“I am grateful to Peter Bauer, the Mimecast Board of Directors and the entire Mimecast family for giving me the opportunity to be a leader at such a dynamic and innovative company,” said Peter Campbell. “I am committed to helping the team find my successor and to ensuring a smooth transition process.”

About Mimecast Limited

Mimecast Limited (NASDAQ: MIME) makes business email and data safer for more than 31,300 customers and millions of employees worldwide. Founded in 2003, the Company’s next-generation cloud-based security, archiving and continuity services protect email, and deliver comprehensive email risk management in a single, fully-integrated subscription service. Mimecast reduces email risk and the complexity and cost of managing the array of point solutions traditionally used to protect email and its data. For customers that have migrated to cloud services like Microsoft® Office 365™, Mimecast mitigates single vendor exposure by strengthening security coverage, combating downtime and improving archiving.

Mimecast and the Mimecast logo are registered trademarks of Mimecast.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, Mimecast’s transition to a new chief financial officer, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Mimecast Social Media Resources

–	LinkedIn: Mimecast
–	Facebook: Mimecast
–	Twitter: @Mimecast
–	Blog: Cyber Resilience Insights

Press Contact

Alison Raymond Walsh

Press@Mimecast.com

617-393-7126

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074

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